Exhibit 99.1

PRELIMINARY DRAFT

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF MERCATO PARTNERS ACQUISITION

CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Greg Warnock and Scott Klossner (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares of Class A common stock or Class B common stock of Mercato Partners Acquisition Corporation a Delaware corporation (“Mercato”) that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “special meeting”) of stockholders of Mercato to be held on                , 2023 at                a.m., Eastern time, via live webcast at https://www.cstproxy.com/mercatopartnersspac/sm2023, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

The proxy statement/prospectus is available at www.sec.gov or https://www.cstproxy.com/mercatopartnersspac/sm2023/proxy. The proxy statement/prospectus contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement/prospectus carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

MERCATO PARTNERS ACQUISITION CORPORATION - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2 AND 3.		Please mark vote as indicated in this ☒ example
(1)	The Business Combination Proposal - To approve and adopt the Business Combination Agreement, dated as of February 26, 2023 (as may be amended from time to time, the “Business Combination Agreement”), by and among Nvni Group Limited, an exempted company incorporated with limited liability in the Cayman Islands (“New Nuvini”), Nuvini Holdings Limited, an exempted company incorporated with limited liability in the Cayman Islands (“Nuvini”), Nuvini Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Mercato, and the transactions contemplated thereby, pursuant to which, among other things, Nuvini shareholders will contribute (the “Contribution”) to New Nuvini all of the issued and outstanding ordinary shares, par value $0.00001 per share, of Nuvini, in exchange for newly issued ordinary shares, par value $0.00001 per share, of New Nuvini, and (ii) Merger Sub will merge with and into Mercato, with Mercato surviving as a wholly-owned, indirect subsidiary of New Nuvini (the “Merger” and together with the Contribution and the other transactions contemplated by the Business Combination Agreement, the “Business Combination” and such proposal, the “Business Combination Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Merger Proposal – To approve and adopt the Merger, pursuant to which, Merger Sub will merge with and into Mercato, with Mercato surviving as a wholly-owned, indirect subsidiary of New Nuvini, each unit issued in Mercato’s initial public offering (the “Mercato IPO”) that is issued and outstanding immediately prior to the time the Merger becomes effective (the “Merger Effective Time”) will be automatically separated and the holder thereof will be deemed to hold one (1) share of Mercato’s Class A common stock, par value $0.0001 per share (“Mercato Class A Common Stock”) and one-half (1/2) of one public warrant to purchase one share of Mercato Class A Common Stock at a price of $11.50 per share (“Public Warrant”), each share of Mercato Class A Common Stock and each share of Mercato’s Class B common stock, par value $0.0001 per share (“Mercato Class B Common Stock” and together with Mercato Class A Common Stock, “Mercato Common Stock”), issued and outstanding immediately prior to the Merger Effective Time will be automatically canceled and converted into the right to receive one New Nuvini Ordinary Share, with a value ascribed to each such New Nuvini Ordinary Share of $10.00 and each Public Warrant and each private placement warrant, purchased concurrently with the closing of the Mercato IPO, to purchase one share of Mercato Class A Common Stock at a price of $11.50 per share, outstanding and unexercised immediately prior to the Merger Effective Time will cease to represent a right to acquire Mercato Common Stock and will convert into a warrant to purchase one New Nuvini Ordinary Share at a price of $11.50, on substantially the same contractual terms and thereupon be assumed by New Nuvini pursuant to the warrant assignment, assumption and amendment agreement (such proposal, the “Merger Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Adjournment Proposal – To adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal or the Merger Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: , 2023

(Signature)

(Signature If Held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity. A vote to abstain will have no effect on Proposal Nos. 1, 2 or 3. The Shares represented by this proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1, 2 and 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.